Exhibit 10.18

GOHEALTH HOLDINGS, LLC

AMENDMENT NO. 1 TO DIRECTOR PROFITS UNIT AGREEMENT

Name: [______________]

Date of Amendment: [            ], 20[    ]

The Board of Managers of GoHealth Holdings, LLC (the “Company”) has approved an amendment to the vesting provisions set forth in the Director Profits Unit Agreement between you and the Company dated February 17, 2020 (the “Profits Unit Agreement”), effective as of the date of the initial public offering of GoHealth, Inc. (the “IPO”). This letter serves as an amendment (the “Amendment”) to the Profits Unit Agreement. All capitalized terms in this Amendment, to the extent not defined herein, shall have the meanings provided in the Profits Unit Agreement.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, you and the Company hereby agree to the following amended terms:

1.

Effect of Termination of Service. Notwithstanding anything to the contrary in the Profits Unit Agreement, in the event that, following the IPO, you are required to terminate your position on the Board due to a conflict of interest or similar constraint involving public service, the unvested Profits Units granted under the Profits Unit Agreement will accelerate and vest in full in connection with your termination of service; provided that, if such an acceleration of vesting occurs prior to the eighteen (18) month anniversary of the IPO, any GoHealth, Inc. Class A common stock received by you in exchange for any such Profits Units shall be subject to a lock-up through such eighteen (18) month anniversary on terms substantially similar to the terms applicable to senior executives of the Company who held Profits Units in Blizzard Management Feeder, LLC immediately prior to the IPO.

2.	No Further Amendments. Except as specifically set forth above, all of the remaining terms of the Profits Unit Agreement shall remain unchanged and in full force and effect.

3.

Miscellaneous. This letter may be delivered via facsimile and may be executed in counterparts, each of which shall be deemed an original and all of which shall be constitute document. This letter shall be governed by and construed and enforced in accordance with Delaware law without regard to the conflict of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this letter to be executed as of the date first written above.

GOHEALTH HOLDINGS, LLC

By:

Name:

Title:

The undersigned hereby accepts and agrees to all the

terms and provisions of this letter:

_____________________

[_____________________]